Freedman  and  Goldberg,  C.P.A.,  P.C.
32255  Northwestern  Hwy,  Ste.  298
Farmington  Hills,  MI  48334

In connection with your audit of the consolidated financial statements of Trading Solutions.com Incorporated and Subsidiary, as of September 30, 2002 and for the year then ended, for the purpose of expressing an opinion as to whether the financial statements present fairly, the financial position, results of operations, and cash flow of Trading Solutions.com Incorporated and Subsidiary in conformity with generally accepted accounting principles, we confirm, to the best of our knowledge and belief, the following representations made to you during your examination.

1. We are responsible for the fair presentation in the consolidated financial statements of financial position, results of operations, and cash flows in conformity with generally accepted accounting principles. We are also responsible for adopting sound accounting policies, establishing and maintaining internal control, and preventing and detecting fraud.

2.   We  have  made  available  to  you  all  -

     a.   Financial  records  and  related  data.

     b. Minutes of the meetings of stockholders, directors, and committees of directors, or summaries of actions of recent meetings for which minutes have not yet been prepared.

3.   There  have  been  no  -

     a. Irregularities involving management or employees who have significant roles in the system of internal accounting control.

     b. Irregularities involving other employees that could have a material effect on the financial statements.

     c. Communications from regulatory agencies concerning noncompliance with, or deficiencies in, financial reporting practices that could have a material effect on financial statements.

4. We have no plans or intentions that could materially affect the carrying value or classification of assets and liabilities in the financial statement.

5. The following have been properly recorded or disclosed in the financial statements:

     a. Related party transactions and related accounts receivable or payable, including sales, purchases, loans, transfers, leasing arrangements, and guarantees.

     b. Guarantees, whether written or oral, under which the Company is liable.

     c. Capital stock repurchase options or agreements or capital stock reserved for options, warrants, conversions, or other requirements.

     d. Arrangements with financial institutions involving compensating balances or other arrangements involving restrictions on cash balances and line-of-credit or similar arrangements.

     e.   Agreements  to  repurchase  assets  previously  sold.


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6.   There  are  no  -

     a. Violations or possible violations of laws or regulations whose effects should be considered for disclosure in the financial statements or as a basis for recording a loss contingency.

     b. Other material liabilities or gain or loss contingencies that are required to be accrued or disclosed by Statement of Financial Accounting Standards No 5.

7. There are no unasserted claims that our lawyer has advised us are probable of assertion and must be disclosed in accordance with Statement of Financial Accounting Standards No. 5.

8. There are no material transactions that have not been properly recorded in the accounting record underlying the financial statements.

9. The company has satisfactory title to all owned assets, and there are no liens or encumbrances on such assets nor has any asset been pledged.

10. We have complied with all aspects of contractual agreements that would have a material effect on the financial statements in the event of noncompliance.

11. We have identified all accounting estimates that could be material to the financial statements, including the key factors and significant assumptions underlying those estimates, and we believe the estimates are reasonable in the circumstances.

12. There are no such estimates that may be subject to material change in the near term that have not been properly disclosed in the financial statements. We understand that near term means the period within one year of the date of the financial statements.

13. We have no knowledge of concentrations existing at the date of the financial statements that make the Company vulnerable to the risk of a near-term severe impact that have not been properly disclosed in the financial statements. We understand that concentrations include individual or group concentrations of customers, suppliers, lenders, products, services, sources of labor or materials, licenses or other rights, or operating areas or markets. We further understand that severe impact means a significant financially disruptive effect on the normal functioning of the Company.

14. No events have occurred subsequent to the balance sheet date that would require adjustments to, or disclosure in, the financial statements.

15. We are not aware of any violation of environmental laws and or contingencies resulting there from.


/s/Ralph  Moyal
---------------------------
Chief  Executive  Officer
December  20,  2002

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